Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc., on Form S-8 (file no. 333-137414), of our report dated March 23, 2011 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2010.

/s/ / Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.
Saddle Brook, New Jersey
March 23, 2011